UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 10, 2015

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 10, 2015, Celladon Corporation (the “Company”) entered into a Sublease Termination and Settlement Agreement (the “Termination Agreement”) with Brandes Investment Partners, L.P. (“Brandes”) providing for the termination of that certain Sublease Agreement by and between the Company and Brandes dated May 28, 2014 (the “Lease”). In light of the Company’s recent scale-down of certain operations, management has deemed it advisable to reduce the Company’s office space and corresponding rent obligations. Pursuant to the Termination Agreement, the parties agreed to terminate the Lease, effective October 31, 2015 (the “Effective Date”). The Company agreed to pay an early termination fee of $950,000 to Brandes in consideration of Brandes’ entry into the Termination Agreement and release of the Company from any further base rent or other payment obligations that would otherwise arise pursuant to the Lease after the Effective Date. The material terms of the Lease are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2014 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: September 15, 2015
	By:	/s/ Andrew C. Jackson
Andrew C. Jackson
Chief Financial Officer